UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Dated: August 11, 2025

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Standard Dental Labs, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

424 E Central Blvd, Suite 308,

Orlando, Florida, 32801

321-465-9899
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Jason K. Brenkert, Esq.
Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

(303) 352-1133
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

3843	88-0411500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

Explanatory Note: This amendment to Form 1-A/A filed by Standard Dental Labs, Inc. (the “Company”) is being filed as an exhibits-only filing solely to file additional exhibits under Part III to the previously filed Form 1-A/A of the Company as filed with the Commission on July 25, 2025 (the “Prior 1-A/A”). Accordingly, this amendment consists only of the cover page, this explanatory note, Part III of Form 1-A/A, the signature page to the Form 1-A/A and the filed exhibits 2.1, 6.7 and 12.1. No other amendments, updates or revisions are being made to the Prior 1-A/A, including to the Offering Circular as filed in Part II to the Prior 1-A/A.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws
2.1	Articles of Incorporation	Filed herewith.
2.2	Bylaws	1-A (04/25/2024)

4. Subscription Agreement
4.1	Subscription Agreement	1-A (04/25/2024)

6. Material Agreements
6.1	Smile Dental Subcontractor Agreement	1-A/A(08/01/2024)
6.2	Smile Dental Subcontractor Agreement (as amended)	1-A/A(08/01/2024)
6.3	PDL Lockup Agreement	1-A/A(08/01/2024)
6.4	PDL Asset Purchase Agreement	1-A/A(08/01/2024)
6.5	Convertible Promissory Note (James Brooks)	1-A/A(08/01/2024)
6.6	Form of Investor Convertible Promissory Note	1-A/A(08/01/2024)
6.7	Lease Agreement for Lab Facility	Filed herewith.

9. Letter from Auditor
9.1	Letter from Olayinka Oyebola & Co.	1-A/A (07/25/2025)

11. Consents
11.1	Consent of Independent Auditor	1-A/A (07/25/2025)
11.2	Consent of Dorsey & Whitney LLP (see Exhibit 12.1)	Filed herewith.

12. Opinion re: Legality
12.1	Dorsey & Whitney LLP Opinion	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 11, 2025.

STANDARD DENTAL LABS INC. By: /s/ James D. Brooks James D. Brooks President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ James D. Brooks James D. Brooks President (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary and Director

By: /s/ Claire Ambrosio Claire Ambrosio Director

By: /s/ Nirmal Sekhri Nirmal Sekhri Director

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